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                                                                      EXHIBIT 10


                              SECOND AMENDMENT TO
                    AMENDED AND RESTATED KEEP WELL AGREEMENT

     This Second Amendment to the Amended and Restated Keep Well Agreement (this "Amendment") is dated as of June 17, 1997 and is made by and between The Fuji Bank, Limited, a Japanese banking corporation ("Fuji"), acting by and through its New York Branch, and Heller Financial, Inc., a Delaware corporation ("Finance").


                                    RECITALS

     A. Fuji and Finance are parties to that certain Amended and Restated Keep Well Agreement dated as of August 28, 1992, as amended by that certain First Amendment to Amended and Restated Keep Well Agreement dated as of May 3, 1995 (as so amended, the "Keep Well Agreement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Keep Well Agreement.

     B. By this Amendment, Fuji and Finance desire to amend the Keep Well Agreement as more specifically set forth hereinafter.

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendment to the Keep Well Agreement. The Keep Well Agreement is hereby amended as follows:

          (a) The following new definitions are added to Section 1 of the Keep Well Agreement in the appropriate alphabetical order:

          "'Series A Preferred Stock' shall mean the 'Cumulative Perpetual Senior Preferred Stock, Series A' issued by Finance."

          "'Series B Preferred Stock' shall mean the 'Fixed Rate Noncumulative Perpetual Senior Preferred Stock, Series B' issued by Finance and any preferred stock issued by Finance in exchange therefor."

          "'Series A Minimum Rating' shall mean with respect to: a) Moody's, a rating of 'a3' and, with respect to Moody's successor rating agency, if any, the comparable rating of such successor, all as determined in accordance with the definition of Moody's below; and b) S&P, a rating of 'A-' and, with respect to S&P's successor rating agency, if any, the comparable rating of such successor, all as determined in accordance with the definition of S&P below."
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          "'Series B Minimum Rating' shall mean with respect to: a) Moody's, a rating of 'baa1' and, with respect to Moody's successor rating agency, if any, the comparable rating of such successor, all as determined in accordance with the definition of Moody's below; and b) S&P, a rating of 'BBB' and, with respect to S&P's successor rating agency, if any, the comparable rating of such successor, all as determined in accordance with the definition of S&P below."

          "'Termination Date' shall mean the earlier of (a) December 31, 2007 and (b) the Unsupported Rating Date, but in no event earlier than December 31, 2002."

          "'Unsupported Rating Date' shall mean such date on which Finance shall have first obtained from each of the Rating Agencies a written certification that upon termination of this Agreement the ratings on the senior unsecured indebtedness of Finance without the support provided by this Agreement shall be no lower than the ratings of Finance with the support provided by this Agreement."

          (b) The definition of "Minimum Rating" is deleted from Section 1 of the Keep Well Agreement.

          (c) The definition of "Moody's" in Section 1 of the Keep Well Agreement is deleted in its entirety and there is inserted in its place the following new definition:

          "'Moody's' shall mean Moody's Investors Service, Inc. Any reference in this Agreement to any specific rating by Moody's is a reference to such rating as currently defined by Moody's and shall be deemed to refer to the equivalent rating if such rating system changes. If Moody's shall at any time discontinue rating either the Series A Preferred Stock or the Series B Preferred Stock and S&P is not then rating such Preferred Stock, then Goldman, Sachs & Co. for as long as the Series A Preferred Stock shall remain outstanding and thereafter Lehman Brothers Inc., or its applicable successor, shall, within 30 days, select a nationally recognized substitute rating agency and identify the comparable ratings from such agency. During such 30 day period, Moody's rating shall be considered to be the last rating Moody's provided before it discontinued rating the applicable Preferred Stock."

          (d)  Clause (a) within the definition of "NW Preferred Stock" in
Section 1 of the Keep Well Agreement is deleted in its entirety and there is inserted in its place the following new clause (a):

          (a) Dividends. Dividends as to any series of NW Preferred Stock shall be payable (if declared) quarterly commencing on the last day of the calendar

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          quarter during which such series is issued, and on the last day of each calendar quarter thereafter (each such last day of a calendar quarter being a "Dividend Date") for so long as that series is outstanding (the dividend during the first such quarter to be prorated); dividends on each series of NW Preferred Stock shall accrue and be payable at a rate per annum equal at all times during a calendar quarter ending on a Dividend Date to 1% per annum above the rate of interest at which deposits in United States Dollars are offered by the principal office of Fuji in London, England on the second Business Day (it being agreed that for this purpose only, the definition of "Business Day" shall not include reference to Chicago) preceding the first day of such calendar quarter (or, in the case of the first dividend period, preceding the date of issuance of such series) to prime banks in the London interbank market for a period equal to three months (or, in the case of such first dividend period, equal to such shorter period commencing on the date of issuance of such series and ending on the last day of the calendar quarter during which such issuance occurred); provided, however that the dividends on each series of NW Preferred Stock shall be noncumulative such that if the Board of Directors of Finance fails to declare a dividend on the NW Preferred Stock payable on a dividend payment date, then holders of NW Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and Finance will have no obligation to pay dividends accrued for such period, whether or not dividends on the NW Preferred Stock are declared payable on any future dividend payment date; and provided further, however, that no dividend shall be paid on any series of NW Preferred Stock during the existence of a default in the payment of principal of or interest on any outstanding indebtedness for money borrowed of Finance;"

          (e) The definition of "Preferred Stock" in Section 1 of the Keep Well Agreement is deleted in its entirety and there is inserted in the appropriate alphabetical order within Section 1 the following new definition:

          "'Preferred Stock' shall mean either the Series A Preferred Stock or the Series B Preferred Stock, or both, as the context shall require."

          (f) The definition of "Rating Agencies" in Section 1 of the Keep Well Agreement is deleted in its entirety and there is inserted in its place the following new definition:

          "'Rating Agencies' shall mean Moody's and S&P and their respective successors, if any, selected in accordance with the definitions of Moody's and S&P, respectively. In the event either Moody's or S&P shall discontinue rating either the Series A Preferred Stock or the Series B Preferred Stock or both while the other is continuing to provide such ratings, 'Rating Agencies' shall thereafter mean the Rating Agency which is continuing to provide such ratings."

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          (g)  The definition of "S&P" in Section 1 of the Keep Well Agreement is deleted in its entirety and there is inserted in its place the following new definition:

          "'S&P' shall mean Standard & Poor's Corporation. Any reference in this Agreement to any specific rating by S&P is a reference to such rating as currently defined by S&P and shall be deemed to refer to the equivalent rating if such rating system changes. If S&P shall at any time discontinue rating either the Series A Preferred Stock or the Series B Preferred Stock and Moody's is not then rating such Preferred Stock, then Goldman, Sachs & Co. for as long as the Series A Preferred Stock shall remain outstanding and thereafter Lehman Brothers Inc., or its applicable successor, shall, within 30 days, select a nationally recognized substitute rating agency and identify the comparable ratings from such agency. During such 30 day period, S&P's rating shall be considered to be the last rating S&P provided before it discontinued rating the applicable Preferred Stock."

          (h) Section 6(e) of the Keep Well Agreement is deleted in its entirety and there is inserted in its place the following new Section 6(e):

          "(e) Finance will maintain (and Fuji hereby undertakes to assure that Finance will maintain) in full force and effect and available to it unused short-term lines of credit, asset sales facilities and committed credit facilities in its favor in an amount at all times approximately equal to 75% of the amount of its commercial paper (including Commercial Paper) from time to time outstanding; and"

          (i) Section 8 of the Keep Well Agreement is amended by deleting each reference therein to "December 31, 2002" and inserting in each such place the phrase "the Termination Date."

          (j) Section 8(e) of the Keep Well Agreement is deleted in its entirety and there is inserted in its place the following new Section 8(e):

          "(e)(1) Anything contained elsewhere herein to the contrary notwithstanding, it is expressly understood and agreed that this Agreement may not be terminated for any reason by either party hereto, and shall continue in full force and effect, at any time while all or any portion of the Series A Preferred Stock is outstanding and held by third parties other than Fuji (or any direct or indirect wholly-owned subsidiary of Fuji) unless Finance shall have first obtained from each of the Rating Agencies a written certification that upon termination of this Agreement the Series A Preferred Stock will be rated no lower than the Series A Minimum Rating.

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          (2)  Anything contained elsewhere herein to the contrary
          notwithstanding, it is expressly understood and agreed that this Agreement may not be terminated for any reason by either party hereto, and shall continue in full force and effect, at any time while all or any portion of the Series B Preferred Stock is outstanding and held by third parties other than Fuji (or any direct or indirect wholly-owned subsidiary of Fuji) unless Finance shall have first obtained from each of the Rating Agencies a written certification that upon termination of this Agreement the Series B Preferred Stock will be rated no lower than the Series B Minimum Rating.

          (3) For purposes of the each of the foregoing clauses (1) and (2), the Series A Preferred Stock or the Series B Preferred Stock shall cease to be considered outstanding at such time as an effective notice of redemption of all of such Preferred Stock shall have been given by Finance and funds sufficient to effectuate such redemption shall have been deposited with the party designated for such purpose in the notice."

     2. Consent by Fuji to Changes to NW Preferred Stock. Fuji hereby consents to all of the changes to the terms of the NW Preferred Stock contemplated by this Amendment and to any corresponding changes required to be made to the certificate of incorporation of Finance or otherwise.

     3.   Miscellaneous.

          (a) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) Binding Effect; Successors. This Amendment shall be binding upon, and inure to the benefit of, Fuji and Finance and their respective successors and assigns.

          (c) Continued Effectiveness. Except as expressly amended hereby, the terms and conditions of the Keep Well Agreement remain in full force and effect.

          (d) Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same Amendment.

                            [signature pages follow]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                       THE FUJI BANK, LIMITED


                                       By: /s/ Atsushi Takano
                                          -------------------------
                                       Name:   Atsushi Takano
                                            -----------------------
                                       Its:    Managing Director
                                           ------------------------

                                       THE FUJI BANK, LIMITED, NEW YORK
                                       BRANCH, as Obligor under Section 3 of the Amended and Restated Keep Well Agreement


                                       By: /s/ Tsutomu Hayano
                                          -------------------------
                                       Name:   Tsutomu Hayano
                                            -----------------------
                                       Its:    General Manager
                                           ------------------------

                                       HELLER FINANCIAL, INC.


                                       By: /s/ Richard J. Almeida
                                          -------------------------
                                       Name:   Richard J. Almeida
                                            -----------------------
                                       Its:    Chairman
                                           ------------------------




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